EXHIBIT 24
                             PUTMAN & HANCOCK
                       Certified Public Accountants


506 West College Street                             118 North Third Street
P.O. Box 722                                        P.O. Box 724
Fayetteville, Tennessee 37334                       Pulaski, Tennessee 38478
(931)433-1040                                       (931) 424-1040
Fax (931)433-9290                                   Fax (931)363-5222



                        CONSENT OF INDEPENDENT AUDITORS







Stockholders and Board of Directors
First Pulaski National Corporation
Pulaski, Tennessee


As independent public accountants, we hereby consent to the incorporation by reference to First Pulaski National Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, of our reports (and to all references to our firm) included in or made part of this Registration Statement.

[S] Putman and Hancock




February 27, 1997


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